Exhibit 99.1

ADM Reports Outstanding Results: Fourth Quarter Earnings per Share of $1.38, $1.50 on an Adjusted Basis; Full Year 2021 EPS of $4.79, $5.19 on an Adjusted Basis

•Full-year 2021 net earnings of $2.7 billion; adjusted net earnings of $2.9 billion
•Full-year 2021 segment operating profit up 34%, 38% on an adjusted basis
•2021 ROIC meets 10% objective
•Announcing 8% increase in quarterly dividend
•Great momentum driving optimism for strong 2022

CHICAGO, January 25, 2022—ADM (NYSE: ADM) today reported financial results for the quarter and year ended December 31, 2021.

“Our record results reflect the continued success of our growth strategy and our culture of innovation and execution, which enabled our global team to successfully navigate through supply chain challenges while capitalizing on favorable demand dynamics to deliver an outstanding year,” said Chairman and CEO Juan Luciano.

“Just as importantly, we’re advancing our productivity and innovation actions to accelerate earnings growth,” Luciano continued. “We’ve positioned our portfolio to align with the enduring trends of food security, health and well-being, and sustainability. As we enter 2022, we’re well situated to capitalize on strong crush margins, driven by good demand for meal and for vegetable oil as a feedstock for renewable green diesel; a continuing healthy ethanol market, supported by increased domestic and export demand and better clarity of the regulatory landscape; and our robust Nutrition sales pipeline, as well as the accretion of our recent acquisitions in that business.

“Our excellent performance in the fourth quarter and throughout 2021 gives us great momentum going into the new year. We’re confident in our strategic plan continuing to deliver, which is why we’re pleased to announce an 8% increase in our quarterly dividend. I’m proud of our team, grateful for their efforts, and optimistic for another very strong performance in 2022 as we progress towards our strategic plan’s next earnings milestone of $6.00-$7.00 per share.”

                                                            1

Fourth Quarter 2021 Highlights

(Amounts in millions except per share amounts)	2021	2020
Earnings per share (as reported)	$1.38	$1.22
Adjusted earnings per share[1]	$1.50	$1.21

Segment operating profit	$1,388	$1,139
Adjusted segment operating profit (loss)[1]	$1,413	$1,152
Ag Services and Oilseeds	810	834
Carbohydrate Solutions	428	208
Nutrition	160	127
Other Business	15	(17)

•Q4 2021 EPS as reported of $1.38 includes a $0.12 per share charge related to impairment and restructuring, a $0.07 per share gain related to the sale of certain ethanol and other assets, a $0.01 per share charge related to acquisition expenses, and a $0.06 per share tax expense related to certain discrete items. Adjusted EPS, which excludes these items, was $1.50.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

Quarterly Results of Operations

Ag Services & Oilseeds results were largely in line with the prior year’s extremely strong quarter.

•Ag Services executed well to deliver strong results, just slightly off the outstanding fourth quarter of 2020, when the U.S. experienced exceptionally high export margins. Global Trade was substantially higher year over year, driven by solid risk management and improved results in global ocean freight.

•Crushing executed well in a continued solid demand environment for both soybean meal and vegetable oil. Results were lower year over year, driven by approximately $250 million of net negative timing impacts, versus negative $125 million in the prior-year quarter, as well as lower results in EMEAI versus a very strong Q4 2020. The majority of the negative timing effects are expected to reverse in the first half of 2022.

•Refined Products and Other results were substantially higher than the prior-year period, driven by strong volumes and margins in North America for refined oils, and improved margins in North America and EMEAI for biodiesel, more than offsetting weaker South American results due to the reduced biodiesel mandate.

•Equity earnings from Wilmar were higher versus the fourth quarter of 2020.

Carbohydrate Solutions results more than doubled year over year.

•Starches and Sweeteners, including ethanol production from our wet mills, was lower versus the fourth quarter of 2020, driven by higher input costs, including energy costs in EMEAI, as well as lower wheat milling volumes, partially offset by continued strong ethanol margins.

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•Vantage Corn Processors results were substantially higher year over year, driven by historically strong industry ethanol margins as a result of strong demand relative to supply, as well as increased sales volumes due to production at the two dry mills that were idle in the previous-year period.

Nutrition had another extremely strong quarter, with revenue growth of 19% and operating profits 26% higher than the prior-year period; full-year operating profits were up 20% versus 2020.

•Human Nutrition results were substantially higher year over year, with strength across the business. Flavors continued its growth trajectory, driven primarily by improved product mix in EMEAI and continued strong performance from North America, partially offset by weaker APAC results. In Specialty Ingredients, overall profits were in line with the year-ago period as strong demand for plant-based proteins offset the impact of one-time insurance proceeds in the fourth quarter of 2020. Health & Wellness was higher versus the prior-year quarter, as the business continued to deliver growing profits in bioactives and fermentation.

•Animal Nutrition profits were much higher than the fourth quarter of 2020, driven primarily by continued strength in amino acids.

Other Business results were substantially higher, driven primarily by higher Captive Insurance underwriting results as the prior-year quarter included larger intra-company insurance settlements.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.4 billion for the quarter includes charges related to asset impairment and restructuring of $80 million ($0.12 per share) and gains related to the sales of certain ethanol and other assets of $55 million ($0.07 per share).

In Corporate results, interest expense increased year over year on higher short-term borrowings. Unallocated corporate costs were lower year over year due primarily to increased variable performance-related compensation expense accruals in the prior year, partially offset by higher IT operating and project-related costs and transfers of costs from business segments into the centralized centers of excellence in supply chain and operations. Corporate results also included $4 million ($0.01 per share) of expenses related to an acquisition, and a gain related to the mark-to-market adjustment on the Wilmar exchangeable bond of $2 million.

The effective tax rate for the quarter was approximately 21% compared to 8% in the prior year. The calendar year 2021 effective tax rate was approximately 17%, up from 5% in 2020. The increase for the calendar year was due primarily to changes in the geographic mix of earnings and current year discrete tax items.

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Dividend
ADM’s Board of Directors has declared a cash dividend of 40.0 cents per share on the company’s common stock, an 8.1% increase from last quarter’s dividend of 37.0 cents per share. The dividend is payable on March 1, 2022, to shareholders of record on Feb. 8, 2022. As of Dec. 31, 2021, there were 559,551,590 shares of ADM common stock outstanding.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q4 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on January 25, 2022, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Vikram Luthar
312-634-8484	312-634-8119

Financial Tables Follow

Source: Corporate Release
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Year ended
	December 31			December 31
(In millions)	2021	2020	Change	2021	2020	Change

Segment Operating Profit	$1,388	$1,139	$249	$4,638	$3,455	$1,183
Specified items:
(Gains) losses on sales of assets and businesses	(55)	(3)	(52)	(77)	(83)	6
Impairment, restructuring, and settlement charges	80	16	64	213	76	137
Adjusted Segment Operating Profit	$1,413	$1,152	$261	$4,774	$3,448	$1,326

Ag Services and Oilseeds	$810	$834	$(24)	$2,775	$2,105	$670
Ag Services	335	346	(11)	770	828	(58)
Crushing	163	217	(54)	975	466	509
Refined Products and Other	185	153	32	652	439	213
Wilmar	127	118	9	378	372	6

Carbohydrate Solutions	$428	$208	$220	$1,283	$717	$566
Starches and Sweeteners	207	229	(22)	913	762	151
Vantage Corn Processors	221	(21)	242	370	(45)	415

Nutrition	$160	$127	$33	$691	$574	$117
Human Nutrition	108	90	18	537	462	75
Animal Nutrition	52	37	15	154	112	42

Other Business	$15	$(17)	$32	$25	$52	$(27)

Segment Operating Profit	$1,388	$1,139	$249	$4,638	$3,455	$1,183

Corporate Results	$(377)	$(383)	$6	$(1,325)	$(1,572)	$247

Interest expense - net	(77)	(67)	(10)	(277)	(313)	36
Unallocated corporate costs	(276)	(278)	2	(957)	(857)	(100)
Other	(22)	(29)	7	20	(54)	74
Specified items:
LIFO credit (charge)	—	—	—	—	91	(91)
Debt extinguishment charges	—	1	(1)	(36)	(409)	373
Expenses related to acquisitions	(4)	(4)	—	(7)	(4)	(3)
Gain (loss) on debt conversion option	2	(2)	4	19	(17)	36
Gains (losses) on sales of assets	—	7	(7)	—	7	(7)
Impairment, restructuring, and settlement charges	—	(11)	11	(87)	(16)	(71)
Earnings Before Income Taxes	$1,011	$756	$255	$3,313	$1,883	$1,430

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2021	2020	2021	2020
	(in millions, except per share amounts)

Revenues	$23,090	$17,978	$85,249	$64,355
Cost of products sold (1)	21,440	16,626	79,262	59,902
Gross profit	1,650	1,352	5,987	4,453
Selling, general, and administrative expenses (2)	786	749	2,994	2,687
Asset impairment, exit, and restructuring costs (3)	80	19	164	80
Equity in (earnings) losses of unconsolidated affiliates	(197)	(176)	(595)	(579)
(Gain) loss on debt extinguishment (4)	—	(1)	36	409
Investment income	(13)	(17)	(96)	(111)
Interest expense (5)	77	69	265	339
Other (income) expense - net (6,7,8)	(94)	(47)	(94)	(255)
Earnings before income taxes	1,011	756	3,313	1,883
Income tax expense (benefit) (9)	214	63	578	101
Net earnings including noncontrolling interests	797	693	2,735	1,782

Less: Net earnings (losses) attributable to noncontrolling interests	15	6	26	10
Net earnings attributable to ADM	$782	$687	$2,709	$1,772

Diluted earnings per common share	$1.38	$1.22	$4.79	$3.15

Average diluted shares outstanding	566	563	566	563

(1) Includes a charge related to an inventory writedown of $13 million in the current YTD, and a credit related to changes in the Company’s LIFO reserves of $91 million in the prior YTD.

(2) Includes a charge related to a legal settlement of $38 million and $4 million in the current and prior YTD, respectively. Also includes acquisition-related expenses of $4 million in the current quarter and $7 million and $4 million in the current and prior YTD, respectively.

(3) Includes impairment and restructuring charges of $80 million and $164 million in the current quarter and YTD, respectively, and impairment and restructuring of $19 million and $80 million in the prior quarter and YTD, respectively.

(4) Loss in the current YTD related to the early redemption of $500 million aggregate principal amount of 2.750% notes due March 27, 2025. (Gain) loss in the prior quarter and YTD related to the early repurchase of certain of the Company’s debentures.

(5) Includes (gains) losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(2) million and $(19) million in the current quarter and YTD, respectively, and $2 million and $17 million in the prior quarter and YTD, respectively.

(6) Includes current quarter and YTD gains related to the sale of certain ethanol and other assets of $55 million and $77 million, respectively, prior quarter gains on the sale of certain assets of $10 million, and prior YTD gains related to the sale of Wilmar shares and certain other assets of $90 million.

(7) Includes exit costs of $2 million in the current YTD and a settlement charge of $8 million in the prior quarter and YTD.

(8) Includes a settlement charge related to pension liabilities of $83 million in the current YTD.

(9) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $41 million and $(21) million in the current quarter and YTD, respectively, and $(25) million and $(94) million in the prior quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	December 31, 2021	December 31, 2020
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$943	$666
Short-term marketable securities (a)	—	1
Operating working capital (b)	10,546	10,481
Property, plant, and equipment	9,890	9,951
Investments in and advances to affiliates	5,285	4,913
Goodwill and other intangibles	6,660	5,413
Other non-current assets	2,392	2,156
	$35,716	$33,581
Financed By
Short-term debt (a)	$958	$2,042
Long-term debt, including current maturities (a)	8,581	7,887
Deferred liabilities	3,410	3,556
Temporary equity	239	74
Shareholders’ equity	22,528	20,022
	$35,716	$33,581

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

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Summary of Cash Flows
(unaudited)

	Year ended
	December 31
	2021	2020
	(in millions)
Operating Activities
Net earnings	$2,735	$1,782
Depreciation and amortization	996	976
Asset impairment charges	125	54
(Gains) losses on sales/revaluation of assets	(149)	(161)
Loss on debt extinguishment	36	409
Other - net	198	69
Change in deferred consideration in securitized receivables(a)	—	(4,603)
Other changes in operating assets and liabilities	2,654	(912)
Total Operating Activities	6,595	(2,386)

Investing Activities
Purchases of property, plant and equipment	(1,169)	(823)
Net assets of businesses acquired	(1,564)	(15)
Proceeds from sale of business/assets	245	728
Investments in retained interest in securitized receivables(a)	—	(2,121)
Proceeds from retained interest in securitized receivables(a)	—	6,724
Marketable securities - net	1	4
Investments in and advances to affiliates	(34)	(5)
Other investing activities	(148)	(27)
Total Investing Activities	(2,669)	4,465

Financing Activities
Long-term debt borrowings	1,329	1,791
Long-term debt payments	(534)	(2,136)
Net borrowings (payments) under lines of credit	(1,085)	837
Share repurchases	—	(133)
Cash dividends	(834)	(809)
Other	6	27
Total Financing Activities	(1,118)	(423)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	2,808	1,656
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	4,646	2,990
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,454	$4,646

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.
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Segment Operating Analysis
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2021	2020	2021	2020
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,878	9,329	35,125	36,565
Corn	5,383	4,168	19,126	17,885
Total processed volumes	14,261	13,497	54,251	54,450

	Quarter ended		Year ended
	December 31		December 31
	2021	2020	2021	2020
	(in millions)
Revenues
Ag Services and Oilseeds	$18,080	$14,369	$67,047	$49,716
Carbohydrate Solutions	3,201	2,078	11,110	8,472
Nutrition	1,719	1,441	6,712	5,800
Other Business	90	90	380	367
Total revenues	$23,090	$17,978	$85,249	$64,355

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31				Year ended December 31
	2021		2020		2021		2020
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$782	$1.38	$687	$1.22	$2,709	$4.79	$1,772	$3.15
Adjustments:
LIFO charge (credit) (a)	—	—	—	—	—	—	(69)	(0.12)
Losses (gains) on sales of assets and businesses (b)	(40)	(0.07)	(8)	(0.01)	(57)	(0.10)	(80)	(0.14)
Impairment, restructuring, and settlement charges (c)	70	0.12	20	0.03	237	0.42	69	0.12
Expenses related to acquisitions (d)	3	0.01	3	0.01	5	0.01	3	0.01
(Gain) loss on debt extinguishment (e)	—	—	(1)	—	27	0.05	310	0.55
Loss (gain) on debt conversion option (f)	(2)	—	2	—	(19)	(0.03)	17	0.03
Tax adjustment (g)	37	0.06	(19)	(0.04)	33	0.05	(3)	(0.01)
Sub-total adjustments	68	0.12	(3)	(0.01)	226	0.40	247	0.44
Adjusted net earnings and adjusted EPS	$850	$1.50	$684	$1.21	$2,935	$5.19	$2,019	$3.59

(a)Prior YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate.
(b)Current quarter and YTD gains of $55 million and $77 million, pretax ($40 million and $57 million, after tax), respectively, were related to the sale of certain ethanol and other assets, tax effected using the Company’s U.S. income tax rate. Prior quarter gains of $10 million pretax ($8 million after tax) were related to the sale of certain assets and prior YTD gains of $90 million pretax ($80 million after tax), respectively, were primarily related to the sale of Wilmar shares and certain other assets, tax effected using the applicable tax rates.
(c)Current quarter charges of $80 million pretax ($70 million after tax) were related to the impairment of certain assets, tax effected using the applicable tax rates. Current YTD charges of $300 million pretax ($237 million after tax) were related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates. Prior quarter and YTD charges of $27 million and $92 million pretax, respectively ($20 million and $69 million after tax, respectively), were related to the impairment of certain assets, restructuring, and a settlement, tax effected using the applicable tax rates.
(d)Current quarter expenses of $4 million pretax ($3 million after tax) were related to the Deerland acquisition. Current YTD expenses of $7 million pretax ($5 million after tax) also included expenses related to the Balto acquisition. Prior quarter and YTD charges of $4 million pretax ($3 million after tax) were related to a target acquisition, tax effected using the Company’s U.S. income tax rate.
(e)Current YTD loss on debt extinguishment of $36 million pretax ($27 million after tax) were related to the early redemption of $500 million aggregate principal amount of 2.750% notes due March 27, 2025, tax effected using the Company’s U.S. income tax rate. Prior quarter (gain) and YTD loss on debt extinguishment of $1 million pretax ($1 million after tax) and $409 million pretax ($310 million after tax), respectively, were related to the early repurchase of certain of the Company’s debentures, tax effected using the Company’s U.S. income tax rate.
(f)Loss (gain) on debt conversion option of $(2) million and $(19) million pretax ($(2) million and $(19) million after tax) in the current quarter and YTD, respectively, and $2 million and $17 million pretax ($2 million and $17 million after tax) in the prior quarter and YTD, respectively, was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(g)Tax adjustment totaling $37 million and $33 million in the current quarter and YTD, respectively, and $(19) million and $(3) million in the prior quarter and YTD, respectively, was related to certain discrete items.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2021	June 30, 2021	Sep 30, 2021	Dec. 31, 2021	Dec. 31, 2021

Net earnings attributable to ADM	$689	$712	$526	$782	$2,709
Adjustments:
Interest expense	87	40	61	77	265
Other adjustments	99	95	39	66	299
Total adjustments	186	135	100	143	564
Tax on adjustments	(45)	(32)	(24)	(14)	(115)
Net adjustments	141	103	76	129	449
Total Adjusted ROIC Earnings	$830	$815	$602	$911	$3,158

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Mar. 31, 2021	June 30, 2021	Sep 30, 2021	Dec. 31, 2021	Quarter Average

Equity (1)	$20,841	$21,582	$21,969	$22,477	$21,717
+ Interest-bearing liabilities (2)	11,208	9,729	8,941	9,546	9,856
Other adjustments	74	72	29	70	61
Total Adjusted Invested Capital	$32,123	$31,383	$30,939	$32,093	$31,634

Adjusted Return on Invested Capital					10.0%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended December 31, 2021.

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2021	June 30, 2021	Sep 30, 2021	Dec. 31, 2021	Dec. 31, 2021
			(in millions)
Earnings before income taxes	$824	$825	$653	$1,011	$3,313
Interest expense	87	40	61	77	265
Depreciation and amortization	249	243	247	257	996
Losses (gains) on sales of assets and businesses	—	(22)	—	(55)	(77)
Asset impairment, exit, restructuring, and settlement charges	99	118	3	80	300
Railroad maintenance expense	—	3	31	33	67
Loss on debt extinguishment	—	—	36	—	36
Expenses related to acquisitions	—	—	3	4	7
Adjusted EBITDA	$1,259	$1,207	$1,034	$1,407	$4,907

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2021	June 30, 2021	Sep 30, 2021	Dec. 31, 2021	Dec. 31, 2021
			(in millions)
Ag Services and Oilseeds	$871	$661	$711	$902	$3,145
Carbohydrate Solutions	342	467	297	510	1,616
Nutrition	209	253	230	220	912
Other Business	11	7	(3)	17	32
Corporate	(174)	(181)	(201)	(242)	(798)
Adjusted EBITDA	$1,259	$1,207	$1,034	$1,407	$4,907

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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